Exhibit 4.1

EXECUTION VERSION

AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED INDENTURE

THIS AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED INDENTURE, dated as of December 18, 2025 (this “Agreement”), is entered into between: (i) Discover Card Execution Note Trust, a Delaware statutory trust, as issuer (the “Issuer”), and (ii) U.S. Bank Trust Company, National Association, a national banking association, as indenture trustee under the Indenture referred to below (in such capacity, the “Indenture Trustee”).

RECITALS

WHEREAS, the Indenture Trustee and the Issuer are parties to the Second Amended and Restated Indenture, dated as of May 18, 2025 (the “Indenture”), as supplemented by the Third Amended and Restated Indenture Supplement, dated as of May 18, 2025 (the “Indenture Supplement”); and

WHEREAS, the parties hereto desire to effect certain amendments to the Indenture pursuant to Section 1001(b) of the Indenture.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.   DEFINITIONS. As used herein, (a) capitalized terms which are defined in the preamble hereto shall have the meanings as so defined and (b) capitalized terms not so defined shall have the meanings set forth in the Indenture, as amended hereby.

SECTION 2.   AMENDMENTS.

2.1     Amendments to Article I.

Article I shall be and hereby is amended by adding the following definitions to Section 101:

“Defeasance” has the meaning specified in Section 1310(a).

“Defeasance Collateral” shall mean money and, to the extent permitted by applicable law, U.S. Government Obligations.

“Defeased Series, Class, or Tranche” has the meaning specified in Section 1310(a).

“U.S. Government Obligations” shall mean securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government

Obligations held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of interest on or principal of the U.S. Government Obligations evidenced by such depository receipt.

2.2    Amendments to Article VI.

Article VI shall be and hereby is amended by deleting Section 603 in its entirety and substituting in lieu thereof the following as new Section 603:

Section 603. Cancellation of Notes Held by the Issuer or any Beneficiary.

(a)   Except as provided in Section 603(b), if the Issuer, any Beneficiary, the Depositor or any of their Affiliates holds any Notes, that Holder may, subject to any provisions of a related Indenture Supplement limiting the repayment of such Notes, by notice from that Holder to the Indenture Trustee, cause the Notes to be repaid and canceled, whereupon the Notes will no longer be Outstanding.

(b)   On or after the date on which a Defeasance conducted in accordance with Section 1310 has occurred, if the Issuer, any Beneficiary, the Depositor or any of their Affiliates holds any Subordinated Notes that, taken in the aggregate, provide credit enhancement solely for the benefit of Notes belonging to any Defeased Series, Class, or Tranche of Notes, that Holder may, notwithstanding anything to the contrary in this Indenture or any Indenture Supplement relating to the Subordinated Notes so held or the Notes belonging to any Defeased Series, Class, or Tranche purporting to limit the repayment of such Subordinated Notes, by notice from that Holder to the Indenture Trustee, cause the Notes to be repaid and canceled, whereupon the Subordinated Notes will no longer be Outstanding; provided, however, that such Subordinated Notes may be so cancelled only so long as Discover Funding, as Beneficiary, shall have satisfied the Rating Agency Condition with respect to such cancellation and shall have confirmed the same to the Master Servicer and the Indenture Trustee;

2.3    Amendments to Article XIII.

Article XIII shall be and hereby is amended by adding the following as Section 1310:

Section 1310. Defeasance. Notwithstanding anything to the contrary in this Indenture or any Indenture Supplement:

(a)   The Issuer may, at its option, be discharged from its obligations under this Indenture and any related Indenture Supplement (except, for the avoidance of doubt, with respect to those obligations of the Issuer set forth in the proviso below) with respect to any Series, Class, or Tranche of Notes or all Outstanding Series, Classes, or Tranches of Notes, as applicable (each, a “Defeased Series, Class, or Tranche”), and the Holders of Notes belonging to any Defeased Series, Class, or Tranche shall cease to be entitled to any benefit or security under this Indenture and any related Indenture Supplement, on the date the applicable conditions set forth in Section 1310(c) are satisfied (each a “Defeasance”); provided, however, that the following rights, obligations, powers, duties and immunities shall survive with respect to the Notes belonging to any Defeased Series, Class, or Tranche until otherwise terminated or discharged hereunder: (i) the obligations of the Issuer to make, and the rights of Holders of Notes of the Defeased Series, Class or Tranche to receive, solely from the defeasance deposits provided for in Section 1310(c), payments in respect of principal of and interest on such Notes when such payments are scheduled to be made; (ii) the Issuer’s obligations with respect to such Notes under Sections 305 and 306; (iii) the rights, obligations, powers, trusts, duties and immunities of the Indenture Trustee, the Paying Agent and the Note Registrar hereunder, including the obligations of CONA, as Master Servicer, to indemnify the Indenture Trustee under Section 807 and to pay the Indenture Trustee’s fees and expenses under Section 806; and (iv) the rights, obligations, powers, duties and immunities provided for in this Section 1310; provided further, however, that nothing herein shall be interpreted to, and no Defeasance shall, release the Issuer from such recourse as may otherwise be had to the Issuer under this Indenture and any related Indenture Supplement with respect to its obligations to pay principal and interest on the Notes when such payments are scheduled to be made.

(b)   Subject to Section 1310(c), the Issuer, or the Beneficiary on behalf of the Issuer, at its option may cause Series Finance Charge Amounts and Series Principal Amounts allocated to a Defeased Series, Class or Tranche and available to acquire additional Receivables (as defined in the DCMT Pooling and Servicing Agreement) to be applied to acquire Defeasance Collateral rather than additional Receivables.

(c)   The following shall be the conditions to each Defeasance under Section 1310(a): (i) the Issuer irrevocably shall have deposited or caused to be deposited with the Indenture Trustee, under the terms of an irrevocable defeasance in form and substance satisfactory to the Indenture Trustee, as funds, in trust, for the benefit of the of Holders of Notes of the Defeased Series, Class or Tranche, for making the payments described below, (A) U.S. dollars in an amount, or (B) U.S. Government Obligations that will provide money in an amount, or (C) a combination thereof, in each case at least sufficient to pay and discharge, and, which shall be applied by the Indenture Trustee to pay and discharge, all remaining scheduled interest and principal payments on all Outstanding Notes of the Defeased Series, Class, or Tranche on the dates scheduled for such payments in this Indenture and each applicable Indenture Supplement (such amount to be verified in the form of a report of a nationally recognized firm of independent certified public accountants, or other nationally recognized verification agent acceptable to the Indenture Trustee in its reasonable judgment, confirming that the cash, U.S. Government Obligations, or combination thereof identified in such report will provide moneys, available in both time and amount without further reinvestment, to enable timely payment of all amounts required to be paid on the Outstanding Notes of the applicable Defeased Series, Class, or Tranche); (ii) the Issuer shall have delivered to the Indenture Trustee (A) an Opinion of Counsel to the effect that such Defeasance (1) will not cause the Issuer or any portion thereof to be treated as an association (or publicly traded partnership) taxable as a corporation and (2) should not cause gain or loss to be recognized by any Holder of Notes belonging to any Defeased Series, Class, or Tranche, in each case for United States federal income tax purposes, (B) an Opinion of Counsel to the effect that such Defeasance will not result in the Issuer being required to register as an “investment company” within the meaning of the Investment Company Act, (C) an Officer’s Certificate of the Issuer, or of the Beneficiary on behalf of the Issuer, stating that the Issuer, or the Beneficiary on behalf of the Issuer, reasonably believes that such Defeasance will not, based on the facts known to such officer at the time of such certification, adversely affect in any material respect the Holders of Notes belonging to any Defeased Series, Class, or Tranche, (D) an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes of the Defeased Series, Class, or Tranche over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditor of the Issuer or others, (E) an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or in relation to the Defeasance have been complied with; (iii) no Default shall have occurred and be continuing on the date of such deposit; (iv) such Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Issuer is a party or by which the Issuer is bound; and (v) the Issuer, or the Beneficiary on behalf of the Issuer, shall have satisfied the Rating Agency Condition with respect to such Defeasance and shall have confirmed the same to the Master Servicer and the Indenture Trustee.

(d)   On or after the date on which the conditions set forth in Section 1310(c) are satisfied with respect to any Defeased Series, Class, or Tranche, each of the Issuer and the Indenture Trustee shall, at the request and expense of the Beneficiary or, with the consent of the Beneficiary, the Master Servicer, execute and deliver such termination statements, reassignments and such other instruments of satisfaction and discharge as may be necessary, and pay, assign, transfer and deliver to or at the direction of the Issuer, the Series 2007-CC Collateral Certificate, all assets in the Collections Account and each other Issuer Account (including all Subaccounts thereof) established from time to time relating to such Defeased Series, Class, or Tranche (and, for the avoidance of doubt, any related Subordinated Notes cancelled pursuant to Section 603 of this Indenture in connection with such Defeasance), cash, securities and other property then held by it, and any and all other Collateral set forth in the Granting Clause of this Indenture, in each case for the sole benefit of the Noteholders of such Defeased Series, Class, or Tranche, under the Indenture (other than any property held by it specifically in satisfaction of any condition in this Section 1310 with respect to any Defeased Series, Class, or Tranche).

(e)   Subject to Section 1310(f), all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Indenture Trustee pursuant to Section 1310(c) in respect of the Notes of a Defeased Series, Class, or Tranche shall be held in trust and applied by the Indenture Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Issuer) as the Indenture Trustee may determine, to the Holders of Notes of such Defeased Series, Class, or Tranche of all sums due and to become due thereon in respect of principal of and interest on the Notes.

(f)   Anything in this Section 1310 to the contrary notwithstanding, but subject to the provisos included in this Section 1310(f), the Indenture Trustee shall pay or deliver to or at the direction of the Issuer from time to time upon the written request of the Issuer any money or U.S. Government Obligations held by it as provided in Section 1310(c) with respect to the Notes of a Defeased Series, Class, or Tranche that, in the opinion of a nationally recognized firm of independent public accountants, or other nationally recognized verification agent acceptable to the Indenture Trustee in its reasonable judgment, expressed in a written opinion, report, or certification thereof delivered to the Indenture Trustee, are in excess of the sum of (i) the amount thereof that would then be required to be deposited to effect an equivalent Defeasance plus (ii) 2% of the amount described in the immediately preceding clause (i); provided, however, that, upon payment in full of all sums due and to become due to the Holders of Notes of a Defeased Series, Class, or Tranche, the Indenture Trustee shall pay or deliver to or at the direction of the Issuer (or the Master Servicer on its behalf) any remaining money or U.S. Government Obligations held by it as provided in Section 1310(c) with respect to the Notes of such Defeased Series, Class, or Tranche.

SECTION 3.   EFFECTIVENESS. This Agreement shall become effective as of the date first set forth above (and, for the avoidance of doubt, prior to any Defeasance conducted in accordance with Section 1310 of this Indenture on or after such date); provided that (i) each of the Indenture Trustee and the Issuer shall have executed and delivered to the other a counterpart of this Agreement, (ii) the Indenture Trustee shall have provided prior notice of this Agreement to each Note Rating Agency, and (iii) the Indenture Trustee shall have received an Officer’s Certificate indicating that the execution of this Agreement will not adversely affect in any material respect the interests of the Holders of any Outstanding Notes of any Series, Class or Tranche.

SECTION 4.   BINDING EFFECT; RATIFICATION. (a) On and after the execution and delivery hereof, (i) this Agreement shall be a part of the Indenture and (ii) each reference in the Indenture to “this Agreement”, “this Amendment”, “hereof”, “hereunder” or words of like import, and each reference in any other related document to the Indenture, shall mean and be a reference to the Indenture as amended hereby.

(b)   Except as expressly amended hereby, the Indenture (and, for the avoidance of doubt, the Indenture Supplement) shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 5.   NO RECOURSE. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Wilmington Trust Company has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer in this Agreement and (e) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.

SECTION 6.   NO PETITION. The Indenture Trustee covenants that it will not directly or indirectly institute or cause to be instituted against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy law and it will not directly or indirectly institute or cause to be instituted against the Transferor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any Federal or state bankruptcy law in any instance; provided that the foregoing shall not in any way limit the Noteholders’ rights to pursue any other creditor rights or remedies that the Noteholders may have for claims against the Issuer.

SECTION 7.  MISCELLANEOUS. (a) THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b)    Headings used herein are for convenience of reference only and shall not affect the meaning of this Agreement.

(c)    This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which, when executed, shall be deemed an original, but all of which together shall constitute one and the same instrument. The words “executed,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signature pages, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

(d)    The Indenture Trustee is not responsible for the validity or sufficiency of this Agreement or the recitals contained herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

DISCOVER CARD EXECUTION NOTE TRUST, as Issuer

By: WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee on behalf of the Issuer

By:	/s/ Drew H. Davis
Name: Drew H. Davis
Title: Vice President

Amendment No. 1 to

Second Amended and Restated Indenture

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity, but solely as the Indenture Trustee

By:	/s/ Christopher J. Nuxoll
Name: Christopher J. Nuxoll
Title: Vice President

Amendment No. 1 to

Second Amended and Restated Indenture

Acknowledged and Agreed By:

CAPITAL ONE, NATIONAL ASSOCIATION,
as Calculation Agent and Master Servicer

By:	/s/ Franco E. Harris
Name: Franco E. Harris
Title: Treasurer

DISCOVER FUNDING LLC,
as Beneficiary and Depositor

By:	/s/ Eric D. Bauder
Name: Eric D. Bauder
Title: Assistant Vice President, Treasurer

Amendment No. 1 to

Second Amended and Restated Indenture